Exhibit 10.1

Consulting Agreement

THIS AGREEMENT made as of the 1st day of November, 2005,

BETWEEN:

MOST HOME CORP., a corporation, having an office address at Unit 1, 20145
Stewart Crescent, Maple Ridge, British Columbia, Canada V2X 0T6
Facsimile No.: 604-460-7658

(the "Company")                                                                                                     OF THE FIRST PART

AND:

GILBETH HOLDINGS LTD., an corporation having an office address at 4890
McMath Street, Abbotsford, British Columbia, Canada V4X 1S2

(the "Consultant")                                                                                                     OF THE SECOND PART

AND:

GILMORE SKEELS, of 4890 McMath Street, Abbotsford, British Columbia,
Canada V4X 1S2

("Skeels")

                                                                                                                                                    OF THE THIRD PART

WHEREAS the Company desires the services of the Consultant as specified herein and the Consultant desires to provide services to the Company on the terms and conditions herein.

NOW THEREFORE this Agreement witnesses that in consideration of the premises and of the mutual covenants and agreements hereinafter set out, the parties hereto covenant and agree as follows:

1. Compensation. For the Services rendered under this Agreement, the Company shall pay the Consultant as follows:

(a) the Company shall pay to the Consultant an amount of $4,000 of lawful Canadian money per month plus GST, payable on the last business day of each calendar month; and

(b) every three months the Company shall pay to the Consultant an additional equivalent amount as in paragraph 1(a) payable by the Company issuing restricted shares of common stock converted at Market Price, and, if the Company's shares of common stock are trading in US dollars, converted into CAD$ using the Exchange Rate, on the last business day of the last calendar month of the three-month term. The Company will instruct its transfer agent to issue the share certificate representing the three-month term of restricted stock within 5 business days from the end of the last day of the last calendar month of the three-month term.

2. Definition of Market Price. The term "Market Price" means the average of the daily closing prices per share of the Company's common stock for the ninety (90) consecutive trading days immediately preceding the day as of which Market Price is being determined. The closing price for each day shall be the last reported sale price or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or, if the shares are not so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as reported on the NASD's OTC Electronic Bulletin Board ("OTC"). If shares of common stock are not listed or admitted to trading on any exchange or any similar organization or reported on the OTC, the Market Price shall be deemed to be the higher of (A) the book value of a share of the common stock as determined by any firm of independent public accountants selected by the Board of Directors of the Company and acceptable to the Consultant, as of the end of the most recent fiscal quarter preceding the date as of which the determination is to be made, or (B) the fair value thereof determined in good faith by the Company's Board of Directors as expressed by a resolution of such board as of a date which is within five (5) days of the date as of which the determination is to be made. The fees and expenses of any accounting firm engaged pursuant to subclause (A) of this section 2 shall be paid by the Company.

3. Definition of Exchange Rate. The term "Exchange Rate" means the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs proposed by the Federal Reserve Bank of New York (Canadian dollar = US$1), of the day as of which Exchange Rate is to be determined.

4. Restricted Stock.

(a) The Consultant acknowledges that the shares issued pursuant to paragraph 1(b) (the "Securities") have not been and will not be registered under the Securities Act of 1933 or the securities laws of any state of the United States, that the Securities may not be offered or sold, directly or indirectly, in the United States except pursuant to registration under the Securities Act of 1933 and the securities laws of all applicable states or available exemption therefrom, and that the Company has no obligation or present intention of filing a registration statement under the Securities Act of 1933 in respect of the Securities.

(b) The Consultant is acquiring the Securities as principal for its own account and not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Securities.

(c) This Consultant's acquisition of the Securities does not confer upon or imply in favor of the Consultant any right with respect to office, employment or provision of services with the Company, or interfere in any way with the right of the Company to lawfully terminate the Consultant's office, employment or service at any time pursuant to the arrangements pertaining to same.

(d) The Consultant acknowledges that the Securities are restricted stock and hereby consents to the placement of a legend on all certificates representing the Securities in substantially the following form:

"The securities represented by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, or other applicable securities laws. These securities have been acquired for investment and not with a view to distribution or resale and may not be offered, sold, pledged or otherwise transferred except (i) in accordance with the provisions of Regulation S (Rule 901 through Rule 905, and preliminary notes), promulgated under the Securities Act of 1933, as amended; (ii) pursuant to registration under the Securities Act of 1933, as amended; or (iii) pursuant to an available exemption from registration. Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act of 1933, as amended."

5. Services. The Consultant agrees to provide services (the "Services") to the Company as described in Schedule "A" attached hereto, and such further or other services as the parties may agree upon in writing from time to time. Skeels will be assigned by the Consultant to provide the Services to the Company. The Services shall not be provided by any other employee or agent of the Consultant other than Skeels, unless the Company has approved such other person in writing and in advance.

6. No Disparaging Remarks. The Consultant and the Company (to the extent practicable) agree that the Consultant and the Company will not (except as required by law) directly or indirectly make any statements or release any information, or encourage others to make any statement or release any information that is designed to embarrass or criticize the other (or any of their respective affiliates or associates), provided that it will not be a violation of this paragraph 5 for either Consultant or the Company to make truthful statements in a court proceeding or to a governmental agency.

7. Representations of Consultant. The Consultant represents and warrants to the Company that:

(a) the Consultant and Skeels possess technical, management or other consulting expertise to perform the Services;

(b) the Consultant and Skeels agree to conduct themselves in a professional manner in providing the Services described herein and to comply with all applicable laws and regulation sin the course of providing the Services;

(c) Skeels will spend approximately 130 hours per month on the business and affairs of the Company.

8. Term of Agreement. This Agreement shall commence on the effective date first written above, and shall continue for a period of three (3) months (the "Term") subject to earlier termination by either the Consultant or the Company in accordance with the terms hereof. The Term may be extended thereafter upon the mutual agreement of the parties by written request given by either party providing such extension request is accepted by the other party at least 10 days before the 3-month anniversary of this Agreement.

9. Prior Agreements. This Agreement will continue in full force and effect during the Term unless terminated in accordance with section 12. This Agreement supersedes any prior employment or consulting arrangements or agreements between the Company and the Consultant, and the Consultant acknowledges that no money or severance is owed by the Company to the Consultant as of the date hereof for the previous services of the Consultant.

10. Confidential Information.

(a) In this Agreement, "Confidential Information" means:

(i) confidential information pertaining to the Company that is not generally known by persons outside the Company's organization, including, but not limited to, information pertaining to the Company's processing methods, business methods, finances, strategies, personnel, pricing, customer lists, proprietary information, policies, research projects, business procedures and information provided to the Company by third parties in conjunction with business development initiatives.

(b) The Consultant acknowledges that:

(i) the Consultant and its employees or subcontractors will have access to and be entrusted with Confidential Information in the course of the Consultant's engagement under this Agreement; and

(ii) the Company's business would be irreparably harmed if such Confidential Information were disclosed to, or used by, any persons outside the Company's organization.

(c) The Consultant acknowledges and agrees that the right to maintain the absolute confidentiality of the Confidential Information is a proprietary right the Company is entitled to protect.

(d) The Consultant covenants and agrees that the Consultant and its employees or subcontractors will not, either during the Term of this Agreement or at any time thereafter, directly or indirectly, by any means whatsoever, divulge, furnish, provide access to, or use for any purpose other than the purposes of the Company, any of the Company's Confidential Information.

(e) The Consultant further agrees and warrants that it will have in place policies and enforcement mechanisms to ensure that its employees and subcontractors comply fully with the provisions of this Agreement pertaining to Confidential Information.

(f) The Consultant acknowledges and agrees that a breach by the Consultant or its employees or subcontractors of any of the covenants contained in section 10 of this Agreement would result in irreparable harm to the Company's business such that the Company could not adequately be compensated for such harm by a damage award. The Consultant agrees that in the event of any such breach, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled as a matter of right to obtain from a court of competent jurisdiction such relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions of section 10 of this Agreement.

11. Non-Competition Covenants.

(a) Definition. In this Section:

(i) "Business" means the business carried on by the Company and its affiliates relating to real estate services;

(ii) "Competitive Business" means the real estate business or any other business that the Company is involved in at the time of termination hereof;

(iii) "Customer" means any person who has been a customer of the Company or its affiliates at any time within a period of one year prior to the date of termination or expiration of this Agreement;

(iv) "Restricted Period" means 18 months from the date of termination of this Agreement whether by expiry or voluntary or involuntary termination.

(b) Non-Competition. The Consultant will not, during the Restricted Period, directly or indirectly carry on, engage in or participate in, any Competitive Business, as defined above, either alone or in partnership or jointly or in conjunction with any other person; directly or indirectly assist (as principal, beneficiary, director, shareholder, partner, nominee, executor, trustee, agent, servant, employee, independent contractor, supplier, consultant, lender, guarantor, financier or in any other capacity whatever) any person to carry on, engage in or participate in, a Competitive Business; and have any direct or indirect interest or concern (as principal, beneficiary, director, shareholder, partner, nominee, executor, trustee, agent, servant, employee, consultant, independent contractor, supplier, creditor or in any other capacity whatever) in or with any person, if any part of the activities of such person consists of carrying on, engaging in or participating in a Competitive Business except holding securities of a public company constituting less than 2% of its outstanding share capital;

(c) Non-Solicitation. During the Restricted Period, the Consultant will not, directly or indirectly solicit any Customer; directly or indirectly assist (whether as principal, beneficiary, servant, director, shareholder, partner, nominee, executor, trustee, agent, employee, independent contractor, supplier, consultant, lender, financier or in any other capacity whatever) any person directly or indirectly to solicit any Customer; or have any direct or indirect interest or concern (be it as principal, beneficiary, director, shareholder, partner, nominee, executor, trustee, agent, servant, employee, consultant, independent contractor, supplier, creditor or in any other capacity whatever) in or with any person if any of the activities of which person consists of soliciting any Customer except holding securities of a public company constituting less than 2% of its outstanding share capital; if such solicitation would, directly or indirectly, be intended to result in a sale of any product or service to such Customer and is directly or indirectly competitive or potentially competitive with any product or service then produced by the Business.

(d) Employees, etc. The Consultant will not during the Restricted Period, directly or indirectly, induce any individual who to his knowledge is then employed by the Company, or any of their subsidiaries, to leave the employ of the Company, or any of their subsidiaries without the prior written consent of the Company.

(e) Geographic Confinement. The restrictions upon the activities of the Consultant set forth in this section 11 will apply within North America.

(f) Covenants Reasonable. The Consultant agrees that, the covenants in this Agreement are reasonable in the circumstances and are necessary to protect the Company; and the breach by him of any of the provisions of this Agreement would cause serious and irreparable harm to the Company, and their shareholders which could not adequately be compensated for in damages in the event of a breach by him of such provisions or an order of injunction being issued against him restraining him from any further breach of such provisions and agrees that such injunction may be issued against him without the necessity of an undertaking as to damages by the Company, or their shareholders; the provisions of this section shall not be construed so as to be in derogation of any other remedy which the Company, or any of their shareholders may have in the event of such a breach.

(g) Covenants Independent. The existence of any claim or cause of action of the Consultant against the Company, or any of their shareholders will not constitute a defence to the enforcement by the Company, or any of their shareholders of the provisions of this Agreement.

12. Termination.

(a) The Company may terminate this Agreement at any time and without further obligation as follows:

(i) without notice or payment in lieu thereof:

(A) if the Consultant breaches any provision of this Agreement; or

(B) if the Consultant fails to complete the mandate as defined in Schedule "A"; or

(ii) in the absence of those facts described in paragraph 12(a)(i), by providing fifteen (15) days written confirmation to the Consultant.

(b) The Consultant may terminate this Agreement at any time during the Term by providing the Company with fifteen (15) days written notice. In so doing the Consultant will relinquish any and all rights to any further compensation, severance or benefits.

(c) Upon termination of this Agreement, the Consultant agrees that all files, information (including Confidential Information) and documents, whether paper or electronic, pertaining to the Company's business shall remain the property of the Company, and shall promptly be delivered by the Consultant to the Company's office, and no photostatic copy, duplication or reproduction of any kind whatsoever shall be made of such files, information or documents without the express written consent of the Company.

13. Contract for Services: Indemnity.

(a) This Agreement is a contract for services. Neither the Consultant nor any of its employees or subcontractors is an employee of the Company.

(b) The Consultant is responsible for making any and all payments and remittances that shall be required for GST, or under the Income Tax Act (Canada), the Employment Insurance Act (Canada), the Canada Pension Plan Act (Canada), the Income Tax Act (British Columbia), the Workers' Compensation Act (British Columbia), the Employment Standards Act (British Columbia) or any other similar statute of Canada or a province of territory thereof, in connection with the performance of the Services. The Consultant hereby covenants and agrees that such remittances will be made in strict accordance with its statutory obligations.

(c) The Consultant and Skeels, jointly and severally, agree to indemnify and save harmless the Company, its officers, directors, servants, contractors and agents from:

(i) any and all liability for any tax, assessment, penalty, interest, wages, or any other amount of any kind whatsoever, arising under one or more of the Income Tax Act (Canada), the Employment Insurance Act (Canada), the Canada Pension Plan Act (Canada), the Income Tax Act (British Columbia), the Workers' Compensation Act (British Columbia), the Employment Standards Act (British Columbia) or any other similar statute of Canada or a province or territory thereof that may arise in connection with the performance of the Services; and

(ii) any and all costs, charges, legal fees and expenses reasonably incurred by the Company or such persons as aforesaid in connection with defending any civil, criminal, statutory or administrative action, proceeding or other remedy with respect to any such alleged liability.

14. Consideration.

(a) The parties acknowledge and agree that this Agreement has been executed by each of them in consideration of the mutual premises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged.

(b) The parties waive any and all defences relating to an alleged failure or lack of consideration in connection with this Agreement.

15. Survival of Covenants. Except as otherwise specifically provided herein and notwithstanding the termination of the services of the Consultant or termination of this Agreement, the covenants, representations and warranties contained in sections 10 and 11 hereof will survive such termination and will continue in force and effect for the benefit of the Company for a time period unlimited in duration.

16. Freely Entered Into. The Company and the Consultant acknowledge and declare that they each have carefully considered and understand the terms of engagement contained in this Agreement and acknowledge and agree that the said terms of engagement are mutually fair and equitable, and that they execute this Agreement voluntarily and of their own free will.

17. Independent Legal Advice. The Consultant acknowledges and that this Agreement was prepared by counsel for the Company and acknowledges and agrees that the Company urges the Consultant and the Consultant has had the opportunity to obtain independent legal advice prior to the execution and delivery of this Agreement, and in the event that the Consultant did not avail itself of that opportunity prior to signing this Agreement, the Consultant did so voluntarily and without any undue pressure or influence and agrees that any failure to obtain independent legal advice shall not be used as a defence to the enforcement of the Consultant's obligations under this Agreement.

18. Successors and Assigns. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, successors and permitted assigns except that no claims may be asserted by the legal representatives, successors and assignees of the Consultant in respect of compensation or other benefits for periods following the death or total incapacity of the Consultant other than those expressly provided for in this Agreement.

19. Entire Agreement.

(a) This Agreement contains the complete agreement between the Company and the Consultant and shall, as of the date it is executed, supersede any and all other agreements between the parties. The parties agree that neither of them has made any representations to the other except such representations as are specifically set forth in this Agreement, and that any statements or representations that may previously have been made by either of them to other have not been relied on in connection with the execution of this Agreement and are of no effect.

(b) No waiver or modification of this Agreement or any covenant, condition or restriction herein contained shall be valid unless executed in writing by the party to be charged therewith.

20. Governing Law. The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and each of the parties hereto by their execution of this Agreement irrevocably attorns to the jurisdiction of the courts of the said Province.

21. Severability. If any covenant or agreement herein is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the enforceability or validity of any other covenant or agreement of this Agreement or any part thereof, and any such covenant or agreement may be severed from this Agreement without affecting the remainder of the Agreement.

22. Notice. Any notice or other communication required or permitted to be given hereunder shall be in writing and may be validly given either if delivered personally, by facsimile or mailed by prepaid registered mail, addressed to the Consultant or to the Company at their addresses herein. Any notice or other communication aforesaid if delivered or sent by facsimile shall be deemed to have been given on the date on which it was delivered or transmitted and received, as the case may be, or if mailed as aforesaid shall be deemed to have been given on the third business day following the day on which it was mailed. PROVIDED THAT if the notice is posted at the time of threatened or actual disruption in postal services whether by reason of labour dispute or dispute or otherwise, any notice so posted shall not be deemed to have been given until actually received; and if a notice is given on a date that is a Saturday or holiday, such notice shall be deemed to have been given on the next day that is not a Saturday or holiday. Any party to this Agreement may change its address for service from time to time by notice given in accordance with the foregoing.

23. Non-Assignable. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto but shall be binding upon the heirs, executors, administrators, legal personal representatives, successors and permitted assigns of the parties hereto.

MOST HOME CORP. per: /s/ Ken Galpin Ken Galpin, CEO	GILBETH HOLDINGS LTD. per: /s/ Gilmore Skeels Gilmore Skeels, President
/s/ Gilmore Skeels GILMORE SKEELS

SCHEDULE "A"

Services to be provided to the Company by the Consultant include, but are not necessarily limited to the following:

Consultation on the Operational Management of the Business. The objective being the implementation of the required systems to ensure that the operations are efficient and effective. The issues of consultation will include but not be limited to:

1. Allocation and use of current funding.

2. Assessment and implementation of consolidation software that will consolidate the entire operations of the Company into US dollars.

3. Assessment and implementation of a sales processing and tracking system which would produce sales orders, invoicing, track memberships and accounts receivable, as well as integrate with our accounting software.

4. Development and implementation of corporate financial guidelines for all personnel.

5. Bringing the "team" together and collectively agree on the direction of the Company and to then set out the budget process and cash flow requirements to ensure that that objective can be met and measured. Such budget to be presented to the Board of Directors for their approval.

6. Review of all sales pricing structures in line with the budget process.

7. Review of the present corporate structure and to provide comment as to the future structure.

8. Development and implementation of a management compensation program.